Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

CDW Corporation Announces

Proposed Private Offering of Additional Senior Notes

VERNON HILLS, Ill. – February 2, 2012 — CDW Corporation, a leading provider of technology solutions for business, government, education and healthcare, today announced that its wholly owned subsidiaries CDW LLC and CDW Finance Corporation (together, the “Issuers”), intend to offer, subject to market and other customary conditions, $130,000,000 in aggregate principal amount of 8.5% senior notes due 2019 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being issued as additional 8.5% senior notes due 2019 under the indenture dated as of April 13, 2011.

Upon the closing of the offering, the Issuers intend to use the net proceeds from the offering, together with cash on hand and/or borrowings under their revolving credit facility, to pay the consideration in a planned concurrent tender offer and consent solicitation (the “Tender Offer”) that the Issuers intend to undertake in respect of their existing 11.00% Senior Exchange Notes due 2015 (the “Existing Senior Cash Pay Notes”) and 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Existing Senior PIK Election Notes,” and together with the Existing Senior Cash Pay Notes, the “Existing Senior Notes”), and to pay related fees and expenses. The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by CDW Corporation and by certain of CDW LLC’s current and future direct and indirect wholly owned domestic subsidiaries.

The Notes and related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, whether the Issuers will in fact offer the Notes or consummate the offering, which is subject to various conditions, and the anticipated use of the proceeds of the offering. Important assumptions and other important factors could cause actual results to differ materially from those expected. Except to the extent required by applicable federal securities laws, neither CDW Corporation nor any of its affiliates undertakes any obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About CDW

CDW is a leading provider of technology solutions for business, government, education and healthcare. CDW features dedicated account managers who help customers choose the right technology products and services to meet their needs. The company’s solution architects offer expertise in designing customized solutions, while its advanced technology engineers assist customers with the implementation and long-term management of those solutions. Areas of focus include software, network communications, notebooks/mobile devices, data storage, video monitors, desktops, printers and solutions such as virtualization, collaboration, security, mobility, data center optimization and cloud computing. CDW was founded in 1984 and employs more than 6,600 coworkers.

Contact:

Collin Kebo

Vice President, Financial Planning

(847) 419-6383

investorrelations@cdw.com